EXHIBIT 99.1

Hallador Energy Signs Exclusive Commitment Agreement with Global Data Center Developer

TERRE HAUTE, Ind., January 7, 2025 – Hallador Energy Company (Nasdaq: HNRG) (“Hallador” or the “Company”), today announced that its wholly owned subsidiary, Hallador Power Company, LLC, executed a Conversion Transaction Commitment Agreement (the “Agreement”) with a leading global data center developer, effective January 2, 2025. This Agreement is in furtherance of the previously announced non-binding term sheet signed during the third quarter of 2024, reflecting an important milestone as both the Company and the developer seek to finalize a definitive transaction agreement to support the delivery of energy and capacity (through a utility partner) to a potential data center development within the State of Indiana.

The Agreement provides exclusivity in negotiations to the counterparty for a period of 105 Business Days (“Exclusivity Period”) and cumulative payments of up to $5 million to Hallador Power Company, LLC, with $1 million due in January, $2 million of payments due in March, if the parties have not satisfied certain conditions precedent to the proposed transaction, and an additional $2 million in June if such conditions precedent have not been satisfied by the end of the Exclusivity Period. The parties will use the Exclusivity Period to finalize selection of a utility partner and to negotiate and complete other definitive agreements related to the proposed transaction. If the Company is successful in executing definitive agreements and once the transaction commences, it is expected to contract the majority of the Company’s energy and capacity at prices higher than the forward curve for more than a decade.

“We are pleased to advance this opportunity with a global leader in data center development,” said Brent Bilsland, CEO of Hallador Energy. “These exclusivity payments highlight the legitimacy of our counterparty and the sincerity of both our companies’ interest in consummating the proposed transaction. We are excited as this Agreement further demonstrates our progress towards forging a strategic relationship that we believe will create significant value for our shareholders for years to come.”

Completion of the proposed transaction is subject to, among other things, finalizing definitive agreements. There can be no assurance that definitive agreements will be entered into or that the proposed transaction will be consummated on the terms or timeframe currently contemplated, or at all.

About Hallador Energy Company

Hallador Energy Company (Nasdaq: HNRG) is a vertically-integrated Independent Power Producer (IPP) based in Terre Haute, Indiana. The Company has two core businesses: Hallador Power Company, LLC, which produces electricity and capacity at its one Gigawatt (GW) Merom Generating Station, and Sunrise Coal, LLC, which produces and supplies fuel to the Merom Generating Station and other companies. To learn more about Hallador, visit the Company’s website at www.halladorenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as "expects," "believes," "intends," "anticipates," "plans," "estimates," "guidance," "target," "potential," "possible," or "probable" or statements that certain actions, events or results "may," "will," "should," or "could" be taken, occur or be achieved. Forward-looking statements include, without limitation, those relating to our ability to execute definitive agreements with respect to the Agreement and the non-binding term sheet with a leading global data center developer. Forward-looking statements are based on current expectations and assumptions and analyses made by Hallador and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Hallador’s annual report on Form 10-K for the year ended December 31, 2023, and other Securities and Exchange Commission filings. Hallador undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Company Contact

Marjorie Hargrave

Chief Financial Officer

(303) 917-0777

MHargrave@halladorenergy.com

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

HNRG@elevate-ir.com